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                                                                 EXHIBIT 22


                               THE DIAL CORP
                 ACTIVE AND INACTIVE (I) SUBSIDIARIES AND
                     AFFILIATES* AS OF MARCH 15, 1994



               AIRLINE CATERING & OTHER FOOD SERVICES GROUP

Dobbs International (U.K.) Limited (United Kingdom)
Faber Enterprises, Inc. (Delaware)
     Faber Drug Co., Inc. (Illinois) (70%)
     Franklin Ventures, Inc. (Illinois)
Greyhound-Dobbs Incorporated (Delaware)
     Carson International Inc. (Delaware)+
     Dobbs Houses, Inc. (Delaware)+
          Dobbs-Paschal Midfield Corporation (Georgia) (75%)+
     DOBBS INTERNATIONAL SERVICES, INC. (Delaware)
          Dobbs Houses International, Inc. (Delaware)
RESTAURA, INC. (Michigan)
     Glacier Park, Inc. (Arizona) (80%)
          Waterton Transport Company, Limited (Alberta)


                          CONSUMER PRODUCTS GROUP

Andora, S.A. (Mexico)
Ardison Properties, Inc. (Delaware)
Armour Foods (U.K.) Ltd. (United Kingdom)
     Armour International Limited (United Kingdom)
ARMOUR INTERNATIONAL COMPANY (Arizona)
     AIC Foreign Sales Corporation (Virgin Islands)
     Armour-Dial del Ecuador, S.A. (Ecuador)
     Armour Foods (Benelux) N.V. (Belgium)
     Armour Foods (Canada) Limited (Ontario)
     Armour Foods (Deutschland) GmbH (Germany)
          The Dial Corp. (Deutschland) mbH (Germany)
     The Dial Corporation (Panama), S.A. (Panama)
The Dial Corp. (Korea) Ltd. (Korea)
The Dial Corporation (Hong Kong) Limited (Hong Kong)
The Dial Corporation Mexico, S.A. de C.V. (Mexico)
The Dial Corporation (Puerto Rico), Inc. (Arizona)
The Dial Corporation (Thailand) Limited (Thailand)
Ft. Madison Dial, Inc. (Iowa)
Purex de Panama, S.A. (Panama)


                         CONVENTION SERVICES GROUP

EXHIBITGROUP INC. (Delaware)
     Exhibitgroup (Canada) Ltd. (Canada)
     David H. Gibson Company, Inc. (Texas)
     Longchamp International, Inc. (Nevada) (50%)
GES EXPOSITION SERVICES, INC. (Nevada)
     Andrews, Bartlett & Associates, Inc. (Ohio)
     Classic Decorating, Inc. (Oregon)
     Gelco Convention Services, Inc. (Florida)
     Gelco Convention Services of Orlando, Inc. (Florida)
     Rowan Northwestern Decorators, Inc. (Washington)
     United Exposition Service Co., Inc. (Texas)
          Apollo Moving & Storage, Inc. (Nevada)
          Concourse Graphics, Inc. (Delaware) (50%)
          Expo-Tech Electrical & Plumbing Services, Inc.
          (California)
          Las Vegas Transfer & Storage, Inc. (Texas)
          United Exposition Service Redevelopment Corporation
          (Missouri)
Las Vegas Convention Service Co. (Nevada)


                            CORPORATE AND OTHER

Dialcor Realty Inc. (Arizona)
     Greyhound Realty of Texas Inc. (Texas)
Essex Place Inc. (Arizona)
GCMC Inc. (Arizona)
     Grey Gateway Realty Corporation (Arizona)
     GRT Inc. (Arizona)
GDC Insurance Company Ltd. (Bermuda)


                 TRAVEL & LEISURE & PAYMENT SERVICES GROUP

Air Agency, Inc. (Florida)
AIRCRAFT SERVICE INTERNATIONAL, INC. (Delaware)
     ASII Holding GmbH (Germany)
          Omni Aircraft Service GmbH (Germany) (50%)
Aircraft Service Limited (United Kingdom)
Bahamas Airport Services Limited (Bahama)
     Freeport Flight Services Limited (Bahama)
Dispatch Services, Inc. (Florida)
Florida Aviation Fueling Company, Inc. (Florida)
GREYHOUND LEISURE SERVICES, INC. (Florida)
     European Cruise Shops Limited (Cayman Islands) (51%) Greyhound-ANA Venture Company (Florida) (51%)
     International Cruise Shops, Ltd. (Cayman Islands)
Greyhound World Travel GmbH (Germany)
JETSAVE INC. (Florida)
Jetsave Travel Limited (United Kingdom)
     Crystal Holidays, Limited (United Kingdom)
     Charles Grimsey Associates Limited (United Kingdom) Greyhound World Travel Limited (United Kingdom)
     Jetsave Limited (United Kingdom)
     Jetsave Transatlantic Limited (United Kingdom)
PREMIER CRUISE LINES, LTD. (Cayman Islands)
TRANSPORTATION LEASING CO. (California)~~
     GCCP, Inc. (Delaware)~~
     Greyhound Canada Holdings, Inc. (Alberta)~~
          The Dial Corporation (Canada) Ltd. (Alberta)# GREYHOUND LINES OF CANADA LTD. (Canada) (69%)
               A-1 Bus Line Pick-Up Ltd. (British Columbia)
               BREWSTER TRANSPORT COMPANY LIMITED (Alberta)
                    Banff Norquay Ski Corporation (Alberta)
                    (50%)**
               Gray Coach Lines Inc. (Ontario)
               Greyhound Courier Express Ltd. (British Columbia) TRAVELERS EXPRESS COMPANY, INC. (Minnesota)
     CAG Inc. (Nevada)
     RM/BS GP Inc. (Minnesota)
     Travelers Express Co. (P.R.) Inc. (Puerto Rico)


* Parent-subsidiary or affiliate relationships are shown by marginal indentation. State, province or country of incorporation and ownership percentage are shown in parentheses following name, except that no ownership percentage appears for subsidiaries owned 100% (in the aggregate) by The Dial Corp. List does not include companies in which the aggregate direct and indirect interest of The Dial Corp is less than 50%.

#    Indicates a Consumer Products Group Subsidiary.
~~   Indicates a Corporate and Other Subsidiary.
+    Indicates a Travel & Leisure & Payment Services Group
     Subsidiary.
**   Through partnership.